Exhibit 10.21

Lease No.	Dated: September 26,2008

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between Poal FH, LLC (“Landlord”) and Transnetyx, Inc. (“Tenant”):

WITNESSETH:

1.01           Premises.  In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord, all that portion of certain real property situated within the County of Shelby, State of Tennessee, legally described in Exhibit A, and the buildings and improvements to be constructed thereon as outlined on the site plan contained in Exhibit B, , 3860 Forest Hill-Irene, Suite 106, Memphis, Tennessee (the “Premises” or “premises”) for the exclusive use of Tenant.  The Premises and the building within which the Premises are located (the “Building”) are part of a larger development (the “Development”).

2.01           Term of Lease.  The term of this Lease shall be for a period commencing on the “Commencement Date”, as hereinafter defined, and ending __120__ months thereafter, provided, however, that, in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of days in addition to the remainder of the calendar month following the Commencement Date and rent for the first month shall be prorated.

2.02           Commencement Date.  (a) The Commencement Date shall be January 1, 2009 (or such other date when the Premises are substantially complete in regard to Article 27 of this Lease).  Tenant acknowledged that it has inspected and accepts the Premises, and specifically the buildings and improvements comprising the same, in their present condition as suitable for the purpose for which the Premises are leased.  Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken and that Tenant has determined that the Premises are suitable for Tenant’s intended purposes.  Landlord has made no warranties with respect to suitability and Tenant hereby expressly waives any implied warranty of same.  Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in writing in this Lease.  Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder except as may be otherwise specifically set forth herein .  After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.  Tenant agrees to inspect the Premises immediately upon occupancy and to notify Landlord in writing with ten (10) calendar days of occupancy of any “Punchlist” items, which Landlord if it is otherwise required to complete or correct such items,  agrees to complete or correct, as applicable, within a reasonable amount of time.  The failure to provide a list within said ten (10) days or to include any item on such list shall be conclusively presumed to mean that the condition of the Premises is acceptable to Tenant and in good working order.  Landlord agrees to repair any latent defects which are reported to Landlord in writing by Tenant within ten (10) calendar days of Tenant’s discovery and notification to Landlord of same.

(b)
In the event this Lease pertains to a building to be constructed and/or in respect of which interior modifications are to be made to the Premises by Landlord, the provisions of this subparagraph B shall apply in lieu of the provisions of subparagraph A above and the Commencement Date shall be the date upon which the buildings and other improvements erected and to be erected upon the Premises and/or interior modifications to be completed by Landlord hereunder, as applicable, shall have been substantially completed in accordance with the plan and specifications described on Exhibit C attached hereto and incorporated herein by reference, and a certificate of occupancy has been granted.  Delays of any nature whatsoever attributable to the acts or omissions of Tenant or its employees, agents or contractors, shall not be cause for delay of the Commencement Date.  Landlord shall notify Tenant in writing as soon as Landlord deems said buildings and other improvements to be completed and ready for occupancy as aforesaid.  In the event that said buildings and other have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections.  Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said buildings and other improvements are completed and ready for occupancy.  Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken.  Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in the Lease.  After such Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptable of delivery of the Premises.  In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord’s architect or general contractor shall be conclusive.

3.01           Base Rent.  Tenant agrees to pay to Landlord (in addition to other rent and monies to be paid by tenant as set forth in this Lease) base rent for the Premises, without demand, deduction or set off, in the amount as set forth in Section 3.02 below to be paid in 120  installments as set forth in Section 3.02 below.  Each installment shall be paid in advance on the first day of each and every month during the Term of this Lease commencing on January 1, 2009, unless the Commencement Date is extended as provided in this Lease, without demand, deduction or set off, except that the rental payment for any fractional calendar month at the commencement of the Lease period shall be prorated.

3.02           Rent Escalation.  Base rent monthly installment schedule is as follows:

January 1, 2009 - December 31, 2009	$5,724.55 per month.

January 1, 2010 - December 31, 2010	$9,371.64 per month.

January 1, 2011 - December 31, 2011	$9,605.94 per month.

January 1, 2012 – December 31, 2012	$9,846.08 per month.

January 1, 2013 - December 31, 2013	$10,092.24 per month.

January 1, 2014 - December 31, 2014	$10,344.54 per month.

January 1, 2015 - December 31, 2015	$10,603.16 per month.

January 1, 2016 - December 31, 2016	$10,868.23 per month.

January 1, 2017 - December 31, 2017	$11,139.94 per month.

January 1, 2018 - December 31, 2018	$ 11,418.44 per month.

Should in Landlord’s determination the Premises be ready for occupancy prior to January 1, 2009, Tenant may with Landlord’s written authorization occupy the Premises subject to the terms of this Lease. In such circumstance, Tenant prior to occupying the Premises shall pay Landlord prorated rent based upon $5,724.55 per month for the period of occupancy occurring prior to January 1, 2009. In case of early occupancy, the aggregate base rent, the schedule of installments and the Commencement Date as set forth herein shall not change.

4.01           Security Deposit.  Tenant agrees to deposit with Landlord on the date hereof the sum of $9,143.07 which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant’s covenants and obligations under this Lease, it being expressly agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages.  Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant’s default; and Tenant shall promptly pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount.  Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord after termination of this Lease and upon Landlord’s determination that all Tenant’s obligations under this Lease have been fulfilled. Landlord shall make every reasonable effort to make such determinations and return any security deposit due within 30 days of Lease  termination.

5.01           Permitted Use.  The Premises shall be continuously used for the sole purpose of general business offices and/or for receiving, storing, shipping and selling (other than as a traditional commercial retail location with customers entering the Premises on a regular basis to purchase products) products, materials and merchandise made and/or distributed by Tenant and for no other use or purpose.  Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use.  The overnight parking of automobile and trucks or other vehicles outside the loading area, and the outside storage of any property including trash or garbage are prohibited.  Tenant agrees that it shall, at its own cost and expense keep its employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the buildings or development of which the Premises are part thereof.  Tenant agrees that no washing of any type will take place in the Premises including the truck apron and parking areas.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of Development or unreasonably interfere with such tenants’ use of their respective premises or permit any use which would adversely affect the reputation of the Development.

6.01           Tenant’s Taxes.  Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or the gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder.

7.01           Definition of Operating Costs.  The term “Operating Costs” shall mean all costs and expenses paid or incurred by Landlord or on Landlord’s behalf in connection with the ownership, management, repair, replacements, remodeling, maintenance and operation of the Development (including, without limitation, all assessed real property taxes, ad valorem realty taxes, assessments, (whether general or special), and governmental charges of any kind and nature whatsoever, including assessments due to deed restrictions and/or owner’s associations, which accrue against the building and/or development of which the Premises are a part, the costs of maintaining and repairing parking lots, parking structures, easements, landscaping, property management fees capped at three percent (3%) of Lease revenues, utility costs to the extent not separately metered, insurance premiums, depreciation of the costs of replacements (as defined below) of the building and improvements in the Development, but not including any structural repairs or replacements which are normally chargeable to capital accounts under sound accounting principles, and the Building’s share of costs of the Development).  The term “Operating Costs” does not include: (i) costs of alterations of tenants’ premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers’ leasing commissions or compensations; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder.  Structural repairs and replacements are repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck.  Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs.  If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.  Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the building are so excluded from Operating Costs then for the purposes of calculating Tenant’s proportionate share of Operating Costs as provided in Section 7.02, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building.  Landlord may, in a reasonable manner, allocate insurance premiums for so-called “blanket” insurance policies which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost so long as the allocated cost does not exceed the cost that would be incurred for the single building.

If at any time during the term of this Lease the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

7.02           Tenant’s Proportionate Share of Operating Costs.  Tenant shall pay to Landlord as additional rent its proportionate share of Operating Costs calculated on the basis of the ratios set forth in Section 8.01.  Any payments with respect to any partial calendar year in which the Term commences or ends shall be prorated.  Tenant agrees to pay $2,077.64 per month as an escrow amount for Operating Costs as defined in Article 7.01.  Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year.  On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep Tenant current.  As soon as practicable after the close of each calendar year, Landlord shall deliver to Tenant a statement showing the payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord’s option the excess shall be credited against the next monthly installment of rent.  If such statement shows an amount due from Tenant that is more than the estimated payments paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent.  In the event an amount is due and not paid within thirty (30) days after Landlord’s provides Tenant with a written notice regarding such delinquency, Tenant shall pay a late fee of six percent (6%) of the unpaid balance.  Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate under the circumstances so long as the allocated cost does not exceed the cost that would be incurred for the single building. Landlord’s failure to timely deliver to Tenant the statement disclosing the amount if any due from Tenant shall in no way whatsoever be construed as a waiver or release by Landlord of monies due it from Tenant.

Tenant hereby consents to such allocations, provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis.  Tenant or its representative shall have the right after seven (7) days prior written notice to Landlord to examine Landlord’s books and records of Operating Costs during normal business hours within sixty (60) days following the furnishing of the statement to Tenant.  Unless Tenant takes written exception to any item within sixty (60) days following the furnishing of the statement to Tenant (which item shall be paid in any event), such statement shall be considered as final and accepted by Tenant.  The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

8.01           Tenant’s Proportionate Share.  (a) Tenant’s “Proportionate Share” as used in this Lease with respect to the Building shall mean a fraction the numerator of which shall be rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord.  Tenant’s “Proportionate Share” as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development.  At the execution of this Lease, Tenant’s Proportionate Share shall be eleven and fifty eight twenty seven percent (11.5827%) based on the total building size of 75,000 square feet.  Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right, from time to time, to add or exclude from the Development real property and any buildings constructed thereon.  In the event Landlord elects to add to or exclude from the Development, Landlord shall notify Tenant in writing of any such addition or exclusion which notice shall describe the property added or excluded.

9.01           Tenant’s Obligations.  (a) Tenant at its own cost and expense shall keep and maintain all parts of the Premises and such portion of the Development within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacement, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, dock board, truck doors, dock bumpers, and plumbing work and fixtures.  Tenant, as part of its obligation hereunder, shall keep the whole of the Premises in a clean and sanitary condition.  Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy).  Tenant shall not damage any dividing wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.  Tenant at its own cost and expense, as additional rent, shall pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant’s direct business activities or caused by Tenant’s default hereunder.

(b)           Landlord at Tenants cost and expense shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Tenant.  Landlord’s failure  to timely deliver a copy of such contract shall not relieve Tenant of its obligations to pay  such costs and expenses. This service contract must include normal semi-annual maintenance and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Tenant shall within ten (10) days of receiving invoice for same pay to contractor ( or pay to landlord should landlord have paid same) any invoice issued pursuant to such preventive maintenance/ service contract. Tenant’s failure to timely pay such costs and expenses shall be considered a default under this Lease.

9.02           Landlord’s Obligations.  Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of Article 15 excepted, all parts of the Development, other than tenants’ demised Premises or portions of the Development within the exclusive control of tenants of the Development, making all necessary repairs and replacements, whether ordinary or extraordinary structural or nonstructural, including roof, foundation, walls, downspouts, gutters, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including any rail spur areas, exterior painting, exterior lighting, exterior signs and common sewage plumbing and the maintenance of all paved alleys, including but not limited to, cleaning, repaving, restriping and resealing.  Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or cure such defect.  Landlord’s liability with respect to any defects, repairs, or maintenance or the curing of such defect for which Landlord is responsible under the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.  The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store front or office entry.

10.01          Alterations.  Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  If Landlord shall consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord’s and Tenant’s insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same, or at Landlord’s option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant’s account and Tenant shall fully reimburse Landlord for the entire cost thereof.  Tenant may, without the consent of Landlord, but as its own cost and expenses and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as it may deem advisable, without altering the basic character of the Building or Development and without overloading the floor or damaging such Building or Development, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements.  All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition.  All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

11.01          Signs and Window Treatment. Tenant shall not install without Landlord’s approval agreed to in writing any signs upon the Building or Development. Landlord will provide, at Tenant’s request and cost, Landlord’s standard identification sign, which sign shall be removed by Tenant upon termination of this Lease at which time Tenant shall restore the property to the same condition as prior to installation of said sign Tenant shall not install drapes, curtains, blinds or any window treatment without Landlord’s prior written consent. Landlord may from time to time require Tenant to change its signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signs. Tenant at its cost and expense shall maintain all signs and the cost thereof. In the event Landlord displays a sign visible from the street setting forth the names of other tenants, Tenant will be given a slot of size and dimensions equivalent to that allowed other tenants. This provision does not apply to any singular sign granted to a specific tenant.

12.01          Inspections. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours with reasonable notice, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time during business hours with reasonable notice for the purpose of showing the Premises. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange for such joint inspection, Landlord’s determination of the condition of the Premises at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

13.01          Utilities. Tenant shall pay for all gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, including without limitation Tenant’s Proportionate Share as determined by Landlord for the use of such utilities which are not separately metered at any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises unless due to the gross negligence of Landlord.

14.01          Assignment and Subletting.  (a)  Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, Tenant may upon prior written notice to Landlord assign any of its rights and obligations hereunder to any of its affiliates or subsidiaries. Tenant, however shall continue to be liable to Landlord under the terms of this Lease subsequent to any assignment or subletting unless specifically released by Landlord in writing from said obligations. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void.  Any assignee, sublessee or transferee of Tenant’s interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as “successors”), by assuming Tenant’s obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than landlord by such successors in contravention of this Paragraph.  No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder.  Upon the occurrence of an “event of default” as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord for Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.

(b)
If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property to Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord’ property under the preceding sentence not paid or delivered to landlord shall be held in trust for the benefit of the Landlord and be promptly paid or delivered to Landlord.

(c)
Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

15.01          Fire and Casualty Damage.  (a) Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of First Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state.  Subject to the provisions of subparagraphs 15.01(c), 15.01(d), and 15.01(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

(b)	If the Building situated upon the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give written notice thereof to Landlord.

(c)
If the buildings situated upon the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminated and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(d)
If the buildings situated upon the Premises should be damaged by any peril covered by insurance to be provided by Landlord under subparagraph 15.01(a) above, but only to such an extent that rebuilding or repairs can in Landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord upon demand any amount by which Landlord’s cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the Lease exclusive of any option which is unexercised at the time of such damage.  If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances, taking into account whether it is imprudent or unreasonable for Tenant to use the remaining portion as provided in Section 5.01 herein.  In the event that Landlord should fail to complete such repair and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and/or obligations hereunder shall cease and terminate.  Should construction be delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period of restoration, repair or rebuilding shall be extended for the time Landlord is so delayed.

(e)
Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.  In no event shall Landlord give Tenant written notice of termination of this Lease later than forty-five (45) days after the date of damage contemplated by this provision.

(f)
Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies.  Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

16.01          Liability.  Landlord its agents and their employees and representatives  shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises whatsoever, resulting from and/or caused in part or whole by the negligence or willful misconduct of Tenant, its agents, servants or employees or any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever except for the willful misconduct or gross negligence of Landlord, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Land (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord, Landlord’s agents and their employees from any loss, liability, claims, suits, costs, expenses of every kind whatsoever, including without limitation attorney’s fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is  the gross  negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.  Tenant shall procure and maintain throughout the term of the Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with (i) the premises; (ii) the condition of the Premises; (iii) Tenant’s operations in and maintenance and use of the Premises; (iv) Tenant’s liability assumed under this Lease, the limits of such policy to be in the amount of not less than Two Million Dollars ($2,000,000.00) per occurrence in respect to injury to person (including death), and in the amount of not less than Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence in respect to property damage or destruction, including loss of use thereof.  All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord.  Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the Commencement Date of this Lease.  Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewal thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord.  Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

17.01          Condemnation.  (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

(b)
If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances, taking into account whether it is imprudent or unreasonable for Tenant to use the remaining portion as provided in Section 5.01 herein, and Landlord shall undertake to restore the Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.  In the event the Premises cannot be restored to a condition that does not negatively impact Tenant’s business, Tenant shall have the option to terminate the Lease upon ten (10) days prior written notice to Landlord.

(c)
In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant’s loss of its leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

18.01          Holding Over.  Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord of the Premises with all repairs and maintenance required herein to be performed by Tenant completed.  If Landlord agrees in writing that Tenant may hold over after expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by either party at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one hundred twenty-five percent (125%) of the rent in effect on the termination date, computed on a daily basis for each day of the hold over period.  Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.  The preceding provisions of this paragraph shall not be construed as consent for Tenant to hold over.

19.01          Quiet Enjoyment.  Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Tenant, upon payment of the require rents and performing the terms, conditions, covenants and agreements contained in this Lease shall peaceably and quietly have, hold and enjoy the leased Premises during the full term of this Lease as well as any extensions or renewals thereof.  Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons.  Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the leased Premises provided that such party is not an employee or agent of Landlord.

20.01          Events of Default.  The following events shall be deemed to be events of default by Tenant under this Lease:

(a)
Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement of any monies of any kind or nature to Landlord required herein when due and such failure shall continue for a period of fifteen (15) days after written notice by Landlord that such payment was not received when due.

(b)
Tenant or any guarantor of Tenant’s obligations hereunder shall generally and on a continuing and regular basis not pay its debts when they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor to adjudicate it as bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

(c)
Any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property and such case, proceeding or other action is not dismissed within thirty (30) days of the commencement of same.

(d)	A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

(e)
Tenant shall desert or vacate any substantial portion of the Premises in excess of thirty (30) days and after such time, Tenant shall fail to pay to Landlord the base rent and any other monies due under this Lease for the Premises as provided  herein.

(f)
Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 25.01 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises and Tenant has received written notice of the same.

(g)
Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 20.01), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

20.01          Remedies.  (a) Upon the occurrence of any  such events of default described in Paragraph 20.01 hereof, Landlord shall have the option to pursue any one or more of the following remedies all in accordance with Tennessee Law without any notice or demand whatsoever;

(1)
Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefore.

(2)
Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore, and relet the Premises and receive the rent therefore.

(3)
Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(4)	In accordance with Tennessee Law, alter all locks and other security devices at the Premises without terminating this Lease.

(5)	Exercise any other right or remedy available to Landlord at law or in equity.

(b)
In the event Landlord may elect to regain possession of the Premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord’s execution of this Lease is, in part, consideration for this waiver.

(c)
In the event Tenant fails to pay any installment of rent hereunder within fifteen (15) days when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within fifteen (15) days after written demand therefore shall be an event of default hereunder.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

(d)	In the event Tenant’s check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

(e)
Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.  No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant’s property within the Premises.  All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process.  Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise.

(f)
In the event Landlord elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the greater of (i) the total rental hereunder for the remaining portion of the Lease term (had such term not been terminated by Landlord prior to the date of expiration and (ii) the then present value of the then fair rental of the Premises for such period.

(g)
In the event that Landlord elects to repossess the premises without terminating the Lease, or in the event Landlord elects to terminate the Lease, then Tenant at Landlord’s option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other reasonable indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Lease term until the date of expiration of the term as stated in Section 2.01 diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02(h).  In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved.  Actions to collect amounts due by Tenant to landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.

(h)
In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any reasonable sum provided to be paid above, brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant’s or other occupant’s property; the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into its condition at the time of the Commencement Date, except for ordinary wear and tear, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies, including reasonable attorney’s fees and court costs, investigation costs, costs of appeal, and all other expenses incurred by Landlord, which in no event shall be less than, but may be greater than, fifteen percent (15%) of all sums due and owing by Tenant to Landlord whether or not suit is actually filed.

(i)
In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

(j)
If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligations to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney’s fees) incurred by Landlord in taking such remedial action.

(k)
In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the fixtures at the Premises, including that which is owned or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage.  Landlord shall also have the right to relinquish possession of all or any who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or a predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument’s copy of Tenant’s or Tenant’s predecessor’s signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act.  Tenant agrees to indemnify and hold landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipments or other property to Claimant; provided, however, Tenant shall not be obligated to indemnify Landlord from any claim by a Claimant arising from the gross negligence or intentional misconduct of Landlord regarding the relinquishment of possessions hereunder.  Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.  The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulated and agrees that the rights herein granted Landlord are commercially reasonable.

(6)
Tenant  acknowledges and agrees that Landlord  agents  including  but not limited to Investec Realty Services and its affiliates is authorized to act on Landlord’s behalf and do those things and take those actions as could be done by Landlord in case of default by Tenant.

21.01          Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

(a)	To change the name or the street address of the Building or the Development and pay Tenant’s reasonable associated costs;

(b)	To install and maintain a sign or signs on the exterior of the Building;

(c)	To designate all sources furnished sign painting and lettering, lamps and bulbs used on the Premises;

(d)	To retain at all times pass keys to the Premises;

(e)	To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development;

(f)
To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development.  Landlord in no circumstance will eliminate Tenant’s loading dock and service entry and any other such modifications shall not negatively impact Tenant’s business.

22.01          Relocation of Premises. Intentionally left blank.

23.01          Landlord’s Lien. Intentionally left blank.

24.01          Subordination. Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

25.01          Mechanic’s Liens and Other Taxes. (a) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bid the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless form any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

(b)
Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs or reconstruction of or to the Premises, Landlord and Tenant hereby agree and confirm that (i) Landlord has not consented nor will consent to the furnishing of any labor or materials to the Premises that would or may result in any mechanic’s or materialman’s lien attaching to Landlord’s interest in the Premises, (ii) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs or reconstruction, and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs or reconstruction are accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor or materials in connection therewith.  No one furnishing labor or materials to or for the account of Tenant shall be entitled to claim any lien against the interest of Landlord in the Premises and such entities shall look solely to Tenant and the leasehold interest of Tenant under this Lease for the satisfaction of any such claims.

(c)
Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises.  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property an if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

26.01          Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

(a)
All rent and other payments required to be made by Tenant to Landlord at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith shall be payable to:

Poal FH, LLC
c/o Investec Realty Services
6555 Quince Road
Memphis, TN  38119

(b)
Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, by Overnight Service, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Landlord:	Tenant:
Poal FH, LLC	Transnetyx, Inc
c/o Investec Realty Services	3860 Forest Hill Irene Rd, Suite 106
6555 Quince Road	Germantown, TN 38125
Memphis, TN 38119

If and when included within the term “Landlord” or “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments.  All parties included within the terms “Landlord” and “Tenant” respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

27.01          Improvements. Tenant has inspected the Premises and has requested in writing that Landlord make certain improvements (if any) to the Premises shown on Exhibit C in accordance with the preliminary space plan and specifications prepared by Landlord and previously mutually agreed upon (the “Tenant Improvements”).

A Tenant Improvement Allowance of up to $ 225,487.00 or $32.50 per square foot as to the certain 5,439 square foot area and $15.00 per square foot as to the certain 3,248 square foot area solely for the purpose of constructing the Tenant Improvements shall be provided, and shall be applied to the work cost, which cost shall include but not be limited to space planning, Landlord’s supervision fee (which Landlord’s supervision fee shall not exceed 3% of the Tenant Improvement Allowance and which shall not include any costs or expenses for improvements to the clean room) construction documents, permitting/inspection fees, and all other costs necessary for construction and decoration of improvements- including the clean room-, based on mutually agreed upon construction plans and specifications (if necessary) to be prepared from the preliminary space plan and specifications. Tenant, in writing, shall finalize its selection and location for any remaining finishes/materials within 7 days of the date of this Lease or accept selection and location for same by Landlord in its sole discretion. The Tenant Improvement Allowance is to be used for the aforementioned purpose by the Commencement Date. Landlord will notify Tenant if the estimated cost of the Tenant Improvements is in excess of the Tenant Improvement Allowance, and Tenant and Landlord shall, within 10 business days thereafter, make modifications to the Tenant Improvements to reduce the estimated cost below the Tenant Improvement Allowance. Landlord shall perform the Tenant Improvements in a good and workmanlike manner, in compliance with all applicable laws and regulations, including but not limited, the Americans with Disabilities Act and any building codes using Building standard materials unless otherwise noted in writing at Landlord’s sole cost and expense.

Any cost to complete construction over and above the Tenant Improvement Allowance amount stated above will be paid by Tenant. Landlord will invoice Tenant prior to commencing construction of the work, and Tenant shall pay such invoice within 10 business days of receipt of such invoice from Landlord.

If Landlord or the general contractor is delayed in substantially completing the Tenant Improvements as a result of the occurrence of any Delay (as hereafter defined) then, for purposes of determining the Commencement Date, the date of Substantial Completion shall be deemed to be the day that the Tenant Improvements, including installation of the clean room, would have been substantially completed absent any Delay(s). Each of the following shall constitute a “Delay”: Tenant’s failure to furnish information or to respond to any request by Landlord or any design consultant for any approval within any reasonable time period prescribed, or if no time period is prescribed, within two business days of a request, including any information required to prepare the plans for the Tenant Improvements; or Tenant’s insistence on materials, finishes, or installations that have long lead times considering the anticipated Commencement Date after first having been informed that the materials, finishes, or installations will cause a Delay; or Tenant’s failure to install its modular furniture in accordance with Landlord’s schedule for the Tenant Improvements; or Tenant taking possession of the Premises for any reason before Substantial Completion of the Tenant Improvements; or any other delay chargeable to Tenant, or its employees, agents, or contractors.

28.01          Miscellaneous. (a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b)
The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and upon such assignment, Landlord shall provide Tenant or any of Tenant’s permitted assigns with notice of such assignment.  After Landlord’s assignment of any of its rights and obligations hereunder, Landlord’s grantee or Landlord’s successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder.   Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.  Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.  If there is more than one Tenant, the obligations of Tenant shall be joint and several.  Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord’s agents and employees.

(c)
The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d)
Except as otherwise expressly and specifically provided herein, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns is concerned, Tenant shall look solely to the Building and income generated therefrom for the payment thereof.

(e)
This lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto.  Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.  Except as set forth in Section 8.01 above, this Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f)
All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises.  Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in good condition and repair.  Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant at cost plus fifteen percent (15%).  Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Operating Costs.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.  Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section.  Any security deposit or portion thereof due Tenant will be refunded within sixty (60) days of the termination of the Lease.

(g)
If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as part of this Lease a clause, phrase, provision or portion.

(h)
Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound herby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder and the first month’s rent as required hereunder, and any other sums required hereunder.

(i)
Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of Landlord.

(j)
Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute additional rent.

(k)
Tenant agrees from time to time with ten (10) days after request of Landlord, to deliver to Landlord or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the expired term of this Lease, and such other matters pertaining to this Lease as may be requested by Landlord.  It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

(l)
Tenant specifically represents and warrants that he has dealt with no broker, agent or other person in connection with this transaction other than Commercial Advisors, LLC and has so advised Poal FH, LLC that no broker, agent, or other person brought about this transaction, other than Commercial Advisors, LLC and Tenant agrees to fully indemnify and hold Landlord and Investec Realty Services, including but not limited to its employees, owners, agents and designees harmless from and against any and all claims to pay any other broker, agent or other person claiming a commission or other compensation by virtue of having dealt with Tenant with regard to this leasing transaction.  This indemnity shall include, but shall not be limited to, reimbursement for all reasonable costs, expenses and attorneys’ fees.  The term “claim” herein means assertion of any type of the claims released herein and does not require the filing of any litigation in order for the indemnity to be applicable.

(m)
Tenant may, upon Landlord’s written approval, which may not be unreasonably withheld, install a generator and any related wiring to such generator. The Landlord shall approve in writing the location of said generator . All such installation shall be performed in a workman like manner in accordance with all governing laws, rules and regulations.  Prior to installation of such generator, Tenant shall obtain any necessary governmental permits for such installation.

29.01          Compliance with Public Accommodation Laws. Landlord assumes all responsibility for delivering the Premises in compliance with any and all applicable laws, regulations and building codes governing non-discrimination and public accommodations and commercial facilities (“Public Accommodation Laws”), including without limitation the requirement of the Americans with Disabilities Act, 42 U.S.C. 12-101 and all regulations and promulgations thereunder. After delivery of the Premises by Landlord, Tenant assumes all responsibility for compliance of the leased Premises with any and all Public Accommodation Laws. Tenants shall complete any and all alterations, modifications or improvements to the leased Premises necessary in order to comply with all Public Accommodation Laws during the term of this Lease whether such improvements or modifications are the legal responsibility of Landlord, Tenant or a third party. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses, including attorneys’ fees, arising in connection with Tenant’s failure to comply with the provisions of this Section. Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all claims, liabilities, fines, penalties, losses and expenses, including attorneys’ fees, arising in connection with Landlord’s failure to comply with the provisions of this Section.

30.01          Effective Date. All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this Lease.

31.01          Hazardous Substances. The term “Hazardous Substances”, as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business (the “Permitted Activities” or “Permitted Activity”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and have been approved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substance to be brought onto the Premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the term of this Lease, the Hazardous Substances have been determined to cause harm to persons or property or the Premises are found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of Hazardous Substances on the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease. To the best of Landlord’s knowledge, the Building and Premises are free of any Hazardous Substances.

32.01          Additional Provisions.

A.           RENEWAL OPTION. If at the end of the primary term of this Lease Tenant is not in default in any of the terms, conditions or covenants of the Lease, Tenant, but not any assignee or subtenant of Tenant, is hereby granted an option to renew this Lease for one additional term of five (5) years upon the same terms and conditions contained in this Lease except as set forth below..

(a)	The renewal term will contain no further renewal options unless expressly granted by Landlord in writing; and

(b)
The rental for the renewal term shall be based upon the then prevailing rental rates for properties of equivalent quality, size, utility, construction, age, and location, with the length of the Lease term and credit standing of the Tenant to be taken into account.

(c)	If Tenant desires to renew this Lease, Tenant shall notify Landlord in writing of its intent to renew no later than six (6) months prior to the expiration date of this Lease

B.           NONDISTURBANCE.  In the event Landlord places a mortgage on the Building, Landlord will use reasonable efforts to obtain a non-disturbance agreement from the Lender in a form acceptable to Tenant.

[Signatures on the following page]

The parties intending to be bound hereby execute or cause this Lease to be executed this _26th__ day of __September______________, 2008.

LANDLORD:

WITNESS:	By:	Poal FH, LLC c/o Investec Realty Services 6555 Quince Road Memphis, TN 38119

	By:	/s/ Sholom Jacob
Sholom Jacob
Print Name

Title

TENANT:
WITNESS:	By:	/s/ Robert J. Bean
Robert J. Bean
Print Name President/CEO
Title

EXHIBIT “A” TO LEASE AGREEMENT NO.________ DATED 9/26/08________ BY AND BETWEEN Poal FH, LLC LLC, c/o Investec Realty Services (“LANDLORD”) AND Transnetyx, Inc (“TENANT”)

PREMISES: Said space consists of eight thousand six hundred and eighty seven total square feet, 3860 Forest Hill-Irene Road, Memphis, TN, 38125.

Landlord:	/s/ Sholom Jacob
Tenant:	/s/ Robert J. Bean